ALLEGION REPORTS FIRST-QUARTER 2023 FINANCIAL RESULTS,
RAISES FULL-YEAR 2023 OUTLOOK

•First-quarter 2023 net earnings per share (EPS) of $1.40, compared with 2022 EPS of $1.05; First-quarter 2023 adjusted EPS of $1.58, up 39.8% compared with 2022 adjusted EPS of $1.13
•First-quarter 2023 revenues of $923.0 million, up 27.6% on a reported basis and up 15.0% on an organic basis
•First-quarter 2023 operating margin of 18.5%, compared with 2022 operating margin of 16.2%; Adjusted operating margin of 20.8% up 290 basis points compared with 2022 adjusted operating margin of 17.9%
•Raising full-year 2023 reported revenue growth outlook to 11.5% to 13.5% and full-year 2023 organic revenue growth outlook to a range of 5.5% to 7.5%
•Raising full-year 2023 EPS outlook to a range of $5.95 to $6.15 and adjusted EPS outlook to a range of $6.55 to $6.75 (+9.3% to +12.7% vs. prior year)

DUBLIN (April 26, 2023) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported first-quarter 2023 net revenues of $923.0 million and net earnings of $123.5 million, or $1.40 per share. Excluding charges related to restructuring, acquisition and integration costs and amortization expense related to acquired intangible assets, adjusted net earnings were $139.5 million, or $1.58 per share, up 39.8% when compared with first-quarter 2022 adjusted EPS of $1.13. All comparisons in this release are with the first quarter of fiscal year 2022 unless otherwise stated.
First-quarter 2023 net revenues increased 27.6% when compared to the prior-year period. Excluding impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 15% on an organic basis. The organic revenue increase was driven by price realization across the portfolio to address ongoing inflationary pressure along with strong volume in the Americas non-residential business offsetting weakness experienced in Americas residential mechanical and certain International businesses. Foreign currency exchange rate headwinds continued with more than an $11 million impact on reported revenues.
“Our first-quarter results reflect strong execution company-wide and a great start for Allegion in 2023,” said John H. Stone, Allegion president and CEO. “We are seeing resilience in our Americas non-residential business with continued growth in electronics, where demand remains elevated.”
The Americas segment revenues increased 42% (up 22.6% on an organic basis). The organic increase was driven by price realization across all businesses and strong volume growth in the non-residential business. The Access Technologies acquisition contributed $103.1 million or nearly 20% to total Americas growth. The non-residential business grew nearly 30%, excluding Access Technologies, and the residential business grew mid-single digit percent. Electronics growth exceeded 30% in the quarter, with strength across both residential and non-residential markets.
The International segment revenues declined 9.7% (down 4.8% on an organic basis). Soft end markets, especially in our Global Portable Security business, resulted in lower volumes, partially offset by strong electronic solutions growth and positive price realization. The reported revenue reflects the negative impact of foreign currency. As of Jan. 1, 2023, the Americas portion of the Global Portable Security business is reflected within the International segment, and 2022 full-year and quarterly results have been recast to align with the new reporting structure. The amount recast for first-quarter 2022 was approximately $6 million in net revenue.
First-quarter 2023 operating income was $171.0 million, an increase of $54.0 million or 46.2% compared to 2022. Adjusted operating income in first-quarter 2023 was $192.4 million, an increase of $63.0 million or 48.7% compared to 2022.
First-quarter 2023 operating margin was 18.5%, compared with 16.2% in 2022. The adjusted operating margin in first-quarter 2023 was 20.8%, compared with 17.9% in 2022. The 290-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments; positive business mix; and volume leverage associated with non-residential growth in the Americas segment. These increases were partially offset by the dilutive impact of the Access Technologies acquisition and foreign currency pressure.
Additional Items
Interest expense for first-quarter 2023 was $23.6 million, an increase from $11.9 million in 2022. This was driven by increased debt as a result of the Access Technologies acquisition along with an increase in variable interest rates.
Other income net for first-quarter 2023 was $0.3 million, compared to other income net of $2.2 million in 2022.
The company’s effective tax rate for first-quarter 2023 was 16.3%, compared with 13.2% in 2022. The company’s adjusted effective tax rate for first-quarter 2023 was 17.4%, compared with 14.6% in 2022.

Cash Flow and Liquidity
Year-to-date available cash flow for 2023 was $46.7 million, an increase of $34.9 million versus the prior year period. The year-over-year increase in available cash flow is due to increased year-to-date net earnings and lower cash used for net working capital, partially offset by higher capital expenditures. The company ended first-quarter 2023 with cash and cash equivalents of $292.8 million, as well as total debt of $2,121.9 million.
Updated 2023 Outlook
The company is raising its full-year 2023 revenue growth outlook and expects it to be 11.5% to 13.5%, while also increasing its organic revenue growth outlook and expects it to be 5.5% to 7.5%, excluding the expected impacts of acquisitions, divestitures and foreign currency movements. The increase in the organic outlook is driven primarily by strength in the Americas segment.
The company is revising its full-year 2023 reported EPS outlook and expects it to be in the $5.95 to $6.15 range, with adjusted EPS expected to be between $6.55 to $6.75.
Adjustments to 2023 EPS include estimated impacts of approximately $0.40 per share for acquisition-related amortization, as well as $0.20 per share for restructuring, M&A and amortization expense related to acquired backlog (approximately $9 million pre-tax).
The outlook assumes approximately a $0.29 headwind for interest and other income, a full-year adjusted effective tax rate of approximately 15% to 15.5% and an average diluted share count for the full year of approximately 88.3 million shares.
The company increases expectations for full-year 2023 available cash flow to approximately $480 to $500 million.
“We are confident in our team’s performance,” Stone added. "Allegion is positioned well to execute our increased 2023 outlook and our long-term growth strategy."
Conference Call Information
On Wednesday, April 26, 2023, President and CEO, John H. Stone, and Senior Vice President and Chief Financial Officer, Mike Wagnes, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.
A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.
About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.3 billion in revenue in 2022, and its security products are sold around the world.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF”, a non-GAAP measure). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the heading “Updated 2023 Outlook,” and statements regarding supply chain constraints, electronic component shortages, the company's 2023 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, tax rate and the global tax environment, competition, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “project,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended March 31,
	2023	2022

Net revenues	$923.0	$723.6
Cost of goods sold	532.0	434.9
Gross profit	391.0	288.7

Selling and administrative expenses	220.0	171.7
Operating income	171.0	117.0

Interest expense	23.6	11.9
Other income, net	(0.3)	(2.2)
Earnings before income taxes	147.7	107.3

Provision for income taxes	24.1	14.2
Net earnings	123.6	93.1

Less: Net earnings attributable to noncontrolling interests	0.1	0.1

Net earnings attributable to Allegion plc	$123.5	$93.0

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.40	$1.05

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.40	$1.05

Shares outstanding - basic	88.0	88.2
Shares outstanding - diluted	88.4	88.6

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$292.8	$288.0
Accounts and notes receivables, net	445.0	395.6
Inventories	472.7	479.0
Other current assets	42.9	48.5
Assets held for sale	—	3.5
Total current assets	1,253.4	1,214.6
Property, plant and equipment, net	319.6	308.7
Goodwill	1,441.3	1,413.1
Intangible assets, net	614.8	608.9
Other noncurrent assets	495.3	445.9
Total assets	$4,124.4	$3,991.2

LIABILITIES AND EQUITY
Accounts payable	$277.8	$280.7
Accrued expenses and other current liabilities	378.1	410.3
Short-term borrowings and current maturities of long-term debt	12.6	12.6
Total current liabilities	668.5	703.6
Long-term debt	2,109.3	2,081.9
Other noncurrent liabilities	302.0	261.2
Equity	1,044.6	944.5
Total liabilities and equity	$4,124.4	$3,991.2

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Three months ended March 31,
	2023	2022
Operating Activities
Net earnings	$123.6	$93.1
Depreciation and amortization	28.3	20.4
Changes in assets and liabilities and other non-cash items	(82.9)	(93.0)
Net cash provided by operating activities	69.0	20.5

Investing Activities
Capital expenditures	(22.3)	(8.7)
Acquisition of businesses, net of cash acquired	(36.6)	—
Other investing activities, net	7.5	2.4
Net cash used in investing activities	(51.4)	(6.3)

Financing Activities
Net proceeds from (repayments of) debt	26.9	(3.1)
Dividends paid to ordinary shareholders	(39.4)	(35.8)
Repurchase of ordinary shares	—	(61.0)
Other financing activities, net	(2.9)	(5.0)
Net cash used in financing activities	(15.4)	(104.9)

Effect of exchange rate changes on cash and cash equivalents	2.6	(2.1)
Net increase (decrease) in cash and cash equivalents	4.8	(92.8)
Cash and cash equivalents - beginning of period	288.0	397.9
Cash and cash equivalents - end of period	$292.8	$305.1

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

Due to a reporting change effective January 1, 2023, results for the Company's Global Portable Security brands (inclusive of the AXA, Kryptonite and Trelock businesses) are now fully reflected within the Allegion International segment. Accordingly, the summary of Net revenues and Operating income (loss) by reportable segment as presented below for the three months ended March 31, 2022, has been recast to conform with the current year presentation.

	Three months ended March 31,
	2023	2022
Net revenues
Allegion Americas	$740.9	$521.9
Allegion International	182.1	201.7
Total net revenues	$923.0	$723.6

Operating income (loss)
Allegion Americas	$186.6	$122.6
Allegion International	10.6	20.9
Corporate unallocated	(26.2)	(26.5)
Total operating income	$171.0	$117.0

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended March 31, 2023				Three months ended March 31, 2022
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$923.0	$—		$923.0	$723.6	$—		$723.6

Operating income	171.0	21.4	(1)	192.4	117.0	12.4	(1)	129.4
Operating margin	18.5%			20.8%	16.2%			17.9%

Earnings before income taxes	147.7	21.4	(2)	169.1	107.3	10.4	(2)	117.7
Provision for income taxes	24.1	5.4	(3)	29.5	14.2	3.0	(3)	17.2
Effective income tax rate	16.3%			17.4%	13.2%			14.6%
Net earnings	123.6	16.0		139.6	93.1	7.4		100.5

Noncontrolling interests	0.1	—		0.1	0.1	—		0.1

Net earnings attributable to Allegion plc	$123.5	$16.0		$139.5	$93.0	$7.4		$100.4

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.40	$0.18		$1.58	$1.05	$0.08		$1.13

(1)Adjustments to operating income for the three months ended March 31, 2023, consist of $7.3 million of restructuring charges and acquisition and integration expenses and $14.1 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended March 31, 2022, consist of $5.5 million of restructuring charges and acquisition and integration expenses and $6.9 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended March 31, 2023 consist of the adjustments to operating income discussed above. Adjustments to operating income for the three months ended March 31, 2022, consist of the adjustments to operating income discussed above and a non-operating investment gain of $2.0 million.
(3)Adjustments to the provision for income taxes for the three months ended March 31, 2023 and 2022, consist of $5.4 million and $3.0 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended March 31, 2023		Three months ended March 31, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$740.9		$521.9

Operating income (GAAP)	$186.6	25.2%	$122.6	23.5%
Acquisition and integration costs	3.1	0.4%	—	—%
Amortization of acquired intangible assets	8.4	1.1%	1.7	0.3%
Adjusted operating income	198.1	26.7%	124.3	23.8%
Depreciation and amortization of nonacquired intangible assets	8.2	1.1%	7.2	1.4%
Adjusted EBITDA	$206.3	27.8%	$131.5	25.2%

Allegion International
Net revenues (GAAP)	$182.1		$201.7

Operating income (GAAP)	$10.6	5.8%	$20.9	10.4%
Restructuring charges	3.2	1.8%	0.7	0.3%
Acquisition and integration costs	0.2	0.1%	0.1	—%
Amortization of acquired intangible assets	5.7	3.1%	5.2	2.6%
Adjusted operating income	19.7	10.8%	26.9	13.3%
Depreciation and amortization of nonacquired intangible assets	4.7	2.6%	4.5	2.3%
Adjusted EBITDA	$24.4	13.4%	$31.4	15.6%

Corporate
Operating loss (GAAP)	$(26.2)		$(26.5)
Acquisition and integration costs	0.8		4.7
Adjusted operating loss	(25.4)		(21.8)
Depreciation and amortization of nonacquired intangible assets	0.7		0.8
Adjusted EBITDA	$(24.7)		$(21.0)

Total
Net revenues	$923.0		$723.6

Adjusted operating income	$192.4	20.8%	$129.4	17.9%
Depreciation and amortization of nonacquired intangible assets	13.6	1.5%	12.5	1.7%
Adjusted EBITDA	$206.0	22.3%	$141.9	19.6%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Three months ended March 31,
	2023	2022
Net cash provided by operating activities	$69.0	$20.5
Capital expenditures	(22.3)	(8.7)
Available cash flow	$46.7	$11.8

	Three months ended March 31,
	2023	2022
Net earnings (GAAP)	$123.6	$93.1
Provision for income taxes	24.1	14.2
Interest expense	23.6	11.9
Amortization of acquired intangible assets	14.1	6.9
Depreciation and amortization of nonacquired intangible assets	13.6	12.5
EBITDA	199.0	138.6

Other income, net	(0.3)	(2.2)
Acquisition and integration costs and restructuring charges	7.3	5.5
Adjusted EBITDA	$206.0	$141.9

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended March 31,
	2023	2022
Allegion Americas
Revenue growth (GAAP)	42.0%	5.6%
Acquisitions	(19.8)%	—%
Currency translation effects	0.4%	—%
Organic growth (non-GAAP)	22.6%	5.6%

Allegion International
Revenue growth (GAAP)	(9.7)%	0.9%
Acquisitions and divestitures	0.5%	0.8%
Currency translation effects	4.4%	6.6%
Organic growth (non-GAAP)	(4.8)%	8.3%

Total
Revenue growth (GAAP)	27.6%	4.2%
Acquisitions and divestitures	(14.1)%	0.3%
Currency translation effects	1.5%	1.9%
Organic growth (non-GAAP)	15.0%	6.4%

ALLEGION PLC	SCHEDULE 6
Due to a reporting change effective January 1, 2023, results for the Company's Global Portable Security brands (inclusive of the AXA, Kryptonite and Trelock businesses) are now fully reflected within the Allegion International segment. The following unaudited pro forma financial information included within Schedule 6 for the year ended December 31, 2022 and the fiscal quarters therein, are included to reflect the impact of this recast on the reconciliations of GAAP to Non-GAAP operating income and EBITDA. The unaudited, pro forma financial information is presented for illustrative and informational purposes only, and it is not intended to be indicative of the future results of operations, nor should it be construed as being representative of the future results of operations.

The unaudited, pro forma financial information presented below within Schedule 6 should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, as well as "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" as part of our 2022 Annual Report on Form 10-K filed with the SEC on February 22, 2023, as well as the Company's Form 10-Q's for the quarterly periods within fiscal year 2022, filed with the SEC on April 26, 2022; July 28, 2022; and, October 27, 2022.

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Prior to recast		As recast
	Three months ended March 31, 2022		Three months ended March 31, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$528.2		$521.9

Operating income (GAAP)	$123.9	23.5%	$122.6	23.5%
Amortization of acquired intangible assets	1.6	0.3%	1.7	0.3%
Adjusted operating income	125.5	23.8%	124.3	23.8%
Depreciation and amortization of nonacquired intangible assets	7.3	1.3%	7.2	1.4%
Adjusted EBITDA	$132.8	25.1%	$131.5	25.2%

Allegion International
Net revenues (GAAP)	$195.4		$201.7

Operating income (GAAP)	$19.6	10.0%	$20.9	10.4%
Restructuring charges	0.7	0.3%	0.7	0.3%
Acquisition and integration costs	0.1	0.1%	0.1	—%
Amortization of acquired intangible assets	5.2	2.7%	5.2	2.6%
Adjusted operating income	25.6	13.1%	26.9	13.3%
Depreciation and amortization of nonacquired intangible assets	4.5	2.3%	4.5	2.3%
Adjusted EBITDA	$30.1	15.4%	$31.4	15.6%

Corporate
Operating loss (GAAP)	$(26.5)		$(26.5)
Acquisition and integration costs	4.7		4.7
Adjusted operating loss	(21.8)		(21.8)
Depreciation and amortization of nonacquired intangible assets	0.8		0.8
Adjusted EBITDA	$(21.0)		$(21.0)

Total
Net revenues	$723.6		$723.6

Adjusted operating income	$129.3	17.9%	$129.4	17.9%
Depreciation and amortization of nonacquired intangible assets	12.6	1.7%	12.5	1.7%
Adjusted EBITDA	$141.9	19.6%	$141.9	19.6%

	Prior to recast		As recast
	Three months ended June 30, 2022		Three months ended June 30, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$592.3		$587.3

Operating income (GAAP)	$153.6	25.9%	$153.3	26.1%
Amortization of acquired intangible assets	1.6	0.3%	1.6	0.3%
Adjusted operating income	155.2	26.2%	154.9	26.4%
Depreciation and amortization of nonacquired intangible assets	7.3	1.2%	7.3	1.2%
Adjusted EBITDA	$162.5	27.4%	$162.2	27.6%

Allegion International
Net revenues (GAAP)	$180.8		$185.8

Operating income (GAAP)	$11.4	6.3%	$11.7	6.3%
Restructuring charges	3.8	2.1%	3.8	2.0%
Amortization of acquired intangible assets	5.0	2.8%	5.0	2.7%
Adjusted operating income	20.2	11.2%	20.5	11.0%
Depreciation and amortization of nonacquired intangible assets	4.3	2.4%	4.3	2.3%
Adjusted EBITDA	$24.5	13.6%	$24.8	13.3%

Corporate
Operating loss (GAAP)	$(17.9)		$(17.9)
Acquisition and integration costs	4.0		4.0
Adjusted operating loss	(13.9)		(13.9)
Depreciation and amortization of nonacquired intangible assets	0.8		0.8
Adjusted EBITDA	$(13.1)		$(13.1)

Total
Net revenues	$773.1		$773.1

Adjusted operating income	$161.5	20.9%	$161.5	20.9%
Depreciation and amortization of nonacquired intangible assets	12.4	1.6%	12.4	1.6%
Adjusted EBITDA	$173.9	22.5%	$173.9	22.5%

	Prior to recast		As recast
	Three months ended September 30, 2022		Three months ended September 30, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$747.2		$741.9

Operating income (GAAP)	$178.4	23.9%	$178.5	24.1%
Acquisition and integration costs	5.9	0.8%	5.9	0.8%
Amortization of acquired intangible assets	10.4	1.4%	10.4	1.4%
Amortization of inventory step-up	5.5	0.7%	5.5	0.7%
Adjusted operating income	200.2	26.8%	200.3	27.0%
Depreciation and amortization of nonacquired intangible assets	8.3	1.1%	8.3	1.1%
Adjusted EBITDA	$208.5	27.9%	$208.6	28.1%

Allegion International
Net revenues (GAAP)	$166.5		$171.8

Operating income (GAAP)	$14.9	8.9%	$14.8	8.6%
Restructuring charges	0.2	0.2%	0.2	0.1%
Acquisition and integration costs	0.3	0.2%	0.3	0.2%
Amortization of acquired intangible assets	4.7	2.8%	4.7	2.7%
Adjusted operating income	20.1	12.1%	20.0	11.6%
Depreciation and amortization of nonacquired intangible assets	4.0	2.4%	4.0	2.4%
Adjusted EBITDA	$24.1	14.5%	$24.0	14.0%

Corporate
Operating loss (GAAP)	$(30.4)		$(30.4)
Acquisition and integration costs	12.4		12.4
Adjusted operating loss	(18.0)		(18.0)
Depreciation and amortization of nonacquired intangible assets	0.8		0.8
Adjusted EBITDA	$(17.2)		$(17.2)

Total
Net revenues	$913.7		$913.7

Adjusted operating income	$202.3	22.1%	$202.3	22.1%
Depreciation and amortization of nonacquired intangible assets	13.1	1.5%	13.1	1.5%
Adjusted EBITDA	$215.4	23.6%	$215.4	23.6%

	Prior to recast		As recast
	Three months ended December 31, 2022		Three months ended December 31, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$683.9		$679.5

Operating income (GAAP)	$157.4	23.0%	$156.8	23.1%
Acquisition and integration costs	2.1	0.3%	2.1	0.3%
Amortization of acquired intangible assets	10.7	1.6%	10.7	1.5%
Amortization of inventory step-up	0.5	0.1%	0.5	0.1%
Adjusted operating income	170.7	25.0%	170.1	25.0%
Depreciation and amortization of nonacquired intangible assets	8.1	1.1%	8.1	1.2%
Adjusted EBITDA	$178.8	26.1%	$178.2	26.2%

Allegion International
Net revenues (GAAP)	$177.6		$182.0

Operating income (GAAP)	$22.4	12.6%	$23.0	12.6%
Restructuring charges	0.2	0.1%	0.2	0.1%
Acquisition and integration costs	0.7	0.4%	0.7	0.4%
Amortization of acquired intangible assets	4.7	2.7%	4.7	2.6%
Adjusted operating income	28.0	15.8%	28.6	15.7%
Depreciation and amortization of nonacquired intangible assets	4.2	2.3%	4.2	2.3%
Adjusted EBITDA	$32.2	18.1%	$32.8	18.0%

Corporate
Operating loss (GAAP)	$(20.4)		$(20.4)
Acquisition and integration costs	0.3		0.3
Adjusted operating loss	(20.1)		(20.1)
Depreciation and amortization of nonacquired intangible assets	0.8		0.8
Adjusted EBITDA	$(19.3)		$(19.3)

Total
Net revenues	$861.5		$861.5

Adjusted operating income	$178.6	20.7%	$178.6	20.7%
Depreciation and amortization of nonacquired intangible assets	13.1	1.6%	13.1	1.6%
Adjusted EBITDA	$191.7	22.3%	$191.7	22.3%

	Prior to recast		As recast
	Year ended December 31, 2022		Year ended December 31, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$2,551.6		$2,530.7

Operating income (GAAP)	$613.3	24.0%	$611.2	24.2%
Acquisition and integration costs	8.0	0.3%	8.0	0.3%
Amortization of acquired intangible assets	24.6	1.0%	24.6	1.0%
Amortization of inventory step-up	6.0	0.2%	6.0	0.2%
Adjusted operating income	651.9	25.5%	649.8	25.7%
Depreciation and amortization of nonacquired intangible assets	30.7	1.3%	30.7	1.2%
Adjusted EBITDA	$682.6	26.8%	$680.5	26.9%

Allegion International
Net revenues (GAAP)	$720.3		$741.2

Operating income (GAAP)	$68.3	9.5%	$70.4	9.5%
Restructuring charges	4.9	0.7%	4.9	0.7%
Acquisition and integration costs	1.1	0.2%	1.1	0.2%
Amortization of acquired intangible assets	19.6	2.6%	19.6	2.6%
Adjusted operating income	93.9	13.0%	96.0	13.0%
Depreciation and amortization of nonacquired intangible assets	17.0	2.4%	17.0	2.2%
Adjusted EBITDA	$110.9	15.4%	$113.0	15.2%

Corporate
Operating loss (GAAP)	$(95.2)		$(95.2)
Acquisition and integration costs	21.4		21.4
Adjusted operating loss	(73.8)		(73.8)
Depreciation and amortization of nonacquired intangible assets	3.2		3.2
Adjusted EBITDA	$(70.6)		$(70.6)

Total
Net revenues	$3,271.9		$3,271.9

Adjusted operating income	$672.0	20.5%	$672.0	20.5%
Depreciation and amortization of nonacquired intangible assets	50.9	1.6%	50.9	1.6%
Adjusted EBITDA	$722.9	22.1%	$722.9	22.1%